Exhibit (h)(2)(viii)

AMENDMENT NO. 8 TO PARTICIPATION AGREEMENT

This AMENDMENT NO. 8 TO PARTICIPATION AGREEMENT (“Amendment”) is made and entered into this day of [August 30], 2023 by and among AMERICAN CENTURY VARIABLE PORTFOLIOS, INC. (the “Fund”), AMERICAN CENTURY INVESTMENT SERVICES, INC (the “Distributor”), AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. (the “Adviser”, and together with the Distributor and the Fund, “American Century”), and Empower Annuity Insurance Company of America (formerly Great-West Life & Annuity Insurance Company) (“GWL&A”) and Empower Life & Annuity Insurance Company of New York (formerly Great-West Life & Annuity Insurance Company of New York and prior to that First Great-West Life & Annuity Insurance Company) (“GWL&A-NY”, and together with GWL&A, “Great-West”), on its own behalf and on behalf of its separate accounts described in Schedule A (the “Accounts”) of the Participation Agreement.

RECITALS

WHEREAS, American Century, GWL&A, and GWL&A-NY are parties to a Participation Agreement, dated September 14, 1999, whereby the Accounts invest in shares of certain portfolios of the Fund;

WHEREAS, Protective Life Insurance Company. Protective Life and Annuity Insurance Company (together, “Protective”) and Great-West have entered into agreements whereby Protective re-insures and administers certain Great-West separate accounts (the “Administered Business”), these agreements include a Power of Attorney whereby Great-West appoints and names Protective as Great-West’s lawful attorney-in-fact, for so long as the Protective is authorized to perform the services contemplated by the Participation Agreement with respect to the Administered Business and solely to the extent necessary to provide the services, (a) to do any and all lawful and appropriate acts that Great-West might have done with respect to the Administered Business, and (b) to proceed by all lawful means to perform any and all of the Great-West’s obligations with respect to the Administered Business;

WHEREAS, the parties desire to update Schedule A of the Participation Agreement to indicate the Accounts to which Protective serves as administrator; and

WHEREAS, the parties intend for this Amendment to effectuate and confirm that Great-West provides authorization to Protective to provide certain services under the Participation Agreement with respect to the Administered Business.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the parties hereby agree as follows:

1.
To the extent applicable, the Participation Agreement between GWL&A, GWL&A-NY, and American Century shall hereby be amended to include reference to Protective such that Protective shall be authorized, to perform and discharge the obligations of GWL&A and GWL&A-NY in accordance with the terms thereunder with respect to the Administered Business, and further, such that Protective shall be entitled to collect any and all sums due or payable thereunder with respect to the services provided. For the avoidance of doubt, American Century shall have no obligation to pay directly to GWL&A or GWL&A-NY any sums which have been collected by Protective.

2.
Schedule A to the Participation Agreement is hereby deleted in its entirety and replaced with Schedule A as attached hereto.

3.
This Amendment shall be effective as of [October 5, 2020].

4.
All other terms and provisions of the Participation Agreement not amended herein shall remain in full force and effect.

5.
This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument. A signed copy of this Amendment delivered by facsimile or by emailing a copy in .pdf form shall be treated as an original and shall bind all parties just as would the exchange of originally signed copies.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC	PROTECTIVE LIFE INSURANCE COMPANY, as administrator and on behalf of EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
By: /s/ Patrick Bannigan ______________	By: /s/ Steve Cramer ______________
Print Name: Patrick Bannigan ___________	Print Name: Steve Cramer _________
Title: President______________________	Title: Chief Product Officer – Retirement Division _________________________

AMERICAN CENTURY INVESMENT SERVICES, INC	PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY, as administrator and on behalf of EMPOWER LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK
By: /s/ Kyle Langan ____________	By: /s/ Steve Cramer ____________
Print Name: Kyle Langan _________	Print Name: Steve Cramer _________
Title: Vice President_______________	Title: Chief Product Officer – Retirement Division_____________________

AMERICAN CENTURY INVESTMENTS MANAGEMENT, INC.	EMPOWER ANNUITY INSURANCE COMPANY OF AMERICA
By: /s/ Margie Morrison ______________	By: /s/ Ryan Logsdon ________________
Print Name: Margie Morrison __________	Print Name: Ryan Logsdon ___________
Title: Senior Vice President ____________	Title: Deputy General Counsel & Corporate Secretary _________________________

EMPOWER LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK
By: /s/ Ryan Logsdon _________________
Print Name: Ryan Logsdon ___________
Title: Deputy General Counsel & Corporate Secretary_________________________

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SCHEDULE A
Separate Accounts

GWL&A Accounts Administered by Protective Life Insurance Company (“Administered Business”)
COLI VUL-2 (GW26)
COLI VUL-4 (GW27)
COLI VUL-7 (GW28)
COLI VUL-14

GWL&A-NY Accounts Administered by Protective Life and Annuity Insurance Company (“Administered Business”)

COLI VUL-2 NY Series Account (GW37)
COLI VUL-1 Series Account (GW29)

GWL&A and GWL&A-NY Accounts
FutureFunds GTDAMF92 VOL
FutureFunds GTDAMF92 ER

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